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                                                                    EXHIBIT 99.2



FOR IMMEDIATE RELEASE



               INSITE VISION FILES $40 MILLION SHELF REGISTRATION



ALAMEDA, CALIF. (FEBRUARY 2, 2001) - InSite Vision, Inc. (AMEX: ISV) - an ophthalmics therapeutics, diagnostics and drug-delivery company - today announced the filing of a Form S-3 shelf registration statement with the Securities and Exchange Commission for up to $40 million of it's common stock. The common stock is being registered for sale by InSite Vision and represents new financing for the company. Ladenburg Thalmann & Co., Inc. will act as the exclusive placement agent for this offering.

InSite Vision is an ophthalmic products company focused on glaucoma, ocular infections and retinal diseases. The Company's glaucoma activities include genomic research, using TIGR and other genes, for its diagnosis, prognosis and disease management test ISV-900, as well as ISV-205, the Company's novel therapeutic. ISV-205, being developed in collaboration with Pharmacia Corporation, uses the Company's proprietary DuraSite(R) drug delivery technology, which also is incorporated into InSite Vision's oculaR infection programs.

The registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the prospectus relating to this offering, when available, may be obtained from Ladenburg Thalmann & Co., Inc., 590 Madison Avenue, New York, NY 10022 (212-409-2000).

This press release contains among other things certain statements of a forward-looking nature relating to future events or the future business performance of InSite Vision. Such statements entail a number of risks and uncertainties involving the results of preclinical and clinical studies and determinations by the U.S. Food & Drug Administration, as well as the risk factors listed from time to time in the Company's SEC filings including, but not limited to, its Form 10-Q for the quarter ended September 30, 2000.

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